                                                                     Exhibit 1.2

                                                                  EXECUTION COPY











                                3,041,000 SHARES





                         WINDMERE-DURABLE HOLDINGS, INC.





                                  COMMON STOCK





                             UNDERWRITING AGREEMENT

                               DATED JULY 22, 1998

                                TABLE OF CONTENTS

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SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................2

         (a) Compliance with Registration Requirements...................................................2
         (b) Exchange Act Compliance.....................................................................3
         (c) Offering Materials Furnished to Underwriters................................................3
         (d) Distribution of Offering Material By the Company............................................3
         (e) The Underwriting Agreement..................................................................3
         (f) Authorization of the Common Shares..........................................................3
         (g) No Applicable Registration or Other Similar Rights..........................................3
         (h) No Material Adverse Change..................................................................4
         (i) Independent Accountants.....................................................................4
         (j) Preparation of the Financial Statements.....................................................4
         (k) Incorporation and Good Standing of the Company and its Subsidiaries.........................5
         (l) Capitalization and Other Capital Stock Matters..............................................5
         (m) Stock Exchange Listing......................................................................5
         (n) Non-Contravention of Existing Instruments; No Further Authorizations or
                  Approvals Required.....................................................................6
         (o) No Material Actions or Proceedings..........................................................6
         (p) Intellectual Property Rights................................................................7
         (q) All Necessary Permits, etc..................................................................7
         (r) Title to Properties.........................................................................7
         (s) Tax Law Compliance..........................................................................7
         (t) Company Not an "Investment Company."........................................................7
         (u) Insurance...................................................................................8
         (v) No Price Stabilization or Manipulation......................................................8
         (w) Related Party Transactions..................................................................8
         (x) Company's Accounting System.................................................................8
         (y) Year 2000 Compliance........................................................................8
         (z) Compliance with Environmental Laws..........................................................9
         (aa) Periodic Review of Costs of Environmental Compliance.......................................9
         (bb) ERISA Compliance...........................................................................9
         (cc) Industry Data.............................................................................10
         (dd) Forward Looking Statements................................................................10

SECTION 2. PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.............................................10

         (a) The Firm Common Shares.....................................................................10
         (b) The First Closing Date.....................................................................10
         (c) The Optional Common Shares; the Second Closing Date........................................10
         (d) Public Offering of the Common Shares.......................................................11
         (e) Payment for the Common Shares..............................................................11

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         (f) Delivery of the Common Shares..............................................................11
         (g) Delivery of Prospectus to the Underwriters.................................................12

SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY..........................................................12

         (a) Review of Proposed Amendments and Supplements..............................................12
         (b) Securities Act Compliance..................................................................12
         (c) Amendments and Supplements to the Prospectus and Other Securities Act
                  Matters...............................................................................12
         (d) Copies of any Amendments and Supplements to the Prospectus.................................13
         (e) Blue Sky Compliance........................................................................13
         (f) Use of Proceeds............................................................................13
         (g) Earnings Statement.........................................................................13
         (h) Periodic Reporting Obligations.............................................................13
         (i) Agreement Not To Offer or Sell Additional Securities.......................................13

SECTION 4. PAYMENT OF EXPENSES..........................................................................14


SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS............................................15

         (a) Accountants' Comfort Letter................................................................15
         (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD.............................................................................15
         (c) No Ratings Agency Change...................................................................15
         (d) Opinion of Counsel for the Company.........................................................15
         (e) Officers' Certificate......................................................................16
         (f) Bring-down Comfort Letter..................................................................16
         (g) Debt Closing...............................................................................16
         (h) Additional Documents.......................................................................16
         (i) Qualified Independent Underwriter Pricing Opinion..........................................16
         (j) Amendment to Senior Credit Facilities......................................................16
         (k) Lock-Up Agreement from the Directors and Executive Officers of the Company.................16
         (l) Opinion of Counsel for the Underwriters....................................................17

SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES......................................................17


SECTION 7. EFFECTIVENESS OF THIS AGREEMENT..............................................................17


SECTION 8. INDEMNIFICATION..............................................................................17

         (a) Indemnification of the Underwriters........................................................17
         (b) Indemnification of the Company, its Directors and Officers.................................18
         (c) Notifications and Other Indemnification Procedures.........................................19

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         (d) Settlements................................................................................20

SECTION 9. CONTRIBUTION.................................................................................20


SECTION 10. DEFAULT OF ONE OR MORE OF THE UNDERWRITERS..................................................21


SECTION 11. TERMINATION OF THIS AGREEMENT...............................................................22


SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.........................................22


SECTION 13. NOTICES.....................................................................................23


SECTION 14. SUCCESSORS..................................................................................24


SECTION 15. PARTIAL UNENFORCEABILITY....................................................................24


SECTION 16. GOVERNING LAW PROVISIONS....................................................................24


SECTION 17. GENERAL PROVISIONS..........................................................................24

                             UNDERWRITING AGREEMENT





July 22, 1998


NATIONSBANC MONTGOMERY SECURITIES LLC
RAYMOND JAMES & ASSOCIATES, INC.
c/o NationsBanc Montgomery Securities LLC
600 Montgomery Street
San Francisco, California  94111


Ladies and Gentlemen:

     Introductory. Windmere-Durable Holdings, Inc., a Florida corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A (the "Underwriters") an aggregate of 3,041,000 shares (the "Firm Common Shares") of its Common Stock, par value $.10 per share (the "Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 456,150 shares (the "Optional Common Shares") of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares."

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-56069), which registration statement contains a form of prospectus relating to the offering from time to time of up to $250,000,000 in aggregate principal amount of debt securities and/or shares of Common Stock of the Company in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"). Such registration statement, as amended, has been declared effective by the Commission. In addition, the Company has prepared and filed with the Commission a Preliminary Prospectus (as defined) pursuant to Rule 424(b)(3) under the Securities Act in accordance with Rule 424(b)(3) under the Securities Act.

                  The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and the time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus, including any preliminary prospectus supplement, used in connection with the offer of any Common Shares prior to the date hereof and any preliminary prospectus included in the Registration Statement at the Effective Date. The form of prospectus, including any prospectus supplement, relating to the Common Shares as first filed pursuant to Rule 424(b)(5) after the Execution Time or, if no filing pursuant to Rule 424(b)(5) is required, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "Prospectus." "Registration Statement" shall mean the registration statement referred to above (File No. 333-56069), including all documents and financial statements incorporated or deemed to be incorporated by reference therein, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective or any supplement thereto is filed prior to the Closing Date (as defined), shall also mean such registration statement as so amended or supplemented. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents and financial statements incorporated or deemed to be incorporated therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or Prospectus, as the case may be, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"); and any reference herein to the terms, "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be deemed to be incorporated therein by reference.

                  The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents, warrants and covenants to each Underwriter as follows:

         (a) Compliance with Registration Requirements. The Registration Statement, as of the Effective Date of the Registration Statement and as of the First Closing Date and the Second Closing Date, if any, and the Prospectus, as of the date first filed in accordance with Rule 424(b)(5) under the Securities Act after the Execution Time and on the First Closing Date and the Second Closing Date, if any, complied and will comply, as the case may be, in all material respects with the requirements of the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending before or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in accordance with Rule 424(b) under the Securities Act. The Registration Statement, as of the Effective Date of the Registration Statement (and, if any amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the Effective Date, then at the time of the most recent such filing) and as of the First Closing Date and the Second Closing Date, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its issue date and as of the First Closing Date and the Second Closing Date, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by NationsBanc Montgomery Securities LLC ("NMSI") or any other Underwriter expressly for use in the Registration Statement or the Prospectus. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described, filed or incorporated by reference therein, as required.

         (b) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and the Second Closing Date (as defined in Section 2(c) hereof), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) Offering Materials Furnished to Underwriters. The Company has delivered to NMSI conformed copies of the Registration Statement and Preliminary Prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested.

         (d) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than the Preliminary Prospectuses, the Prospectus or the Registration Statement (including any documents deemed to be incorporated by reference therein).

         (e) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (f) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

         (g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement; except for such rights as have been duly waived.

         (h) No Material Adverse Change. Except as otherwise disclosed in or contemplated by the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (i) Independent Accountants. Grant Thornton LLP and Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

         (j) Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, or in any supplement thereto or amendment thereof, present fairly, in all material respects (i) the consolidated financial position of the Company and its subsidiaries and (ii) the financial position of the Household Products Group (excluding the Cleaning and Lighting Divisions) ("HPG") of The Black & Decker Corporation as of and at the dates indicated and the results of their respective operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Historical Financial Information," "Selected Historical Financial Information" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The pro forma financial statements of the Company and its subsidiaries and the related notes thereto included under the caption "Prospectus Summary -- Unaudited Pro Forma Combined Financial Information" and "Unaudited Pro Forma Combined Financial Information" and elsewhere in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The Company's ratios of earnings to fixed charges set forth in the Prospectus under the caption "Prospectus Summary -- Summary Historical Financial Information," "Selected Historical Financial Information" and "Ratio of Earnings to Fixed Charges" have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

         (k) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation and has corporate or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each foreign subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for such security interests, mortgages, pledges, liens, encumbrances or claims that are disclosed in the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the subsidiaries listed on Schedule 1 attached hereto.

         (l) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws (with respect to Canadian law, (i) assuming that (A) the Common Shares offered in Canada are offered only in Alberta, Manitoba, Ontario and Quebec and (B) purchasers of the Common Shares in Alberta, Manitoba and Quebec are Permitted Purchasers (as defined in the Memorandum dated July 20, 1998, as amended, from Stikeman, Elliot, Canadian counsel to NMSI, to the Company (the "Canadian Memo")) and (ii) in reliance on the Canadian Memo). None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, contained in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (m) Stock Exchange Listing. The Common Stock (including the Common Shares) is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and is listed on The New York Stock Exchange (the "NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the

Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

         (n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company's 10% Senior Subordinated Notes due 2008 (the "Notes") or the related indenture and the Senior Credit Facilities (as defined in the Prospectus)), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change or such Defaults that are described in the Prospectus. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument as in effect on the First Closing Date and the Second Closing Date, if any, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change or such Defaults that are described in the Prospectus and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary (with respect to Canadian law, (i) assuming that (A) the Common Shares offered in Canada are offered only in Alberta, Manitoba, Ontario and Quebec and (B) purchasers of the Common Shares in Alberta, Manitoba and Quebec are Permitted Purchasers and (ii) in reliance on the Canadian Memo). No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD") (with respect to Canadian law, (i) assuming that (A) the Common Shares offered in Canada are offered only in Alberta, Manitoba, Ontario and Quebec and (B) purchasers of the Common Shares in Alberta, Manitoba and Quebec are Permitted Purchasers and (ii) in reliance on the Canadian Memo).

         (o) No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and
(B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this

Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

         (p) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and except as otherwise disclosed in the Prospectus, the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

         (q) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not result in a Material Adverse Change. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (r) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(j) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary, (ii) as set forth in the Registration Statement and the Prospectus or (iii) as could not reasonably be expected to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

         (s) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, other than those returns which failure to file would not result in a Material Adverse Change and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them other than those amounts being contested in good faith or those amounts which the failure to pay would not result in a Material Adverse Change . The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

         (t) Company Not an "Investment Company." The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of the Investment

Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (u) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

         (v) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

         (w) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

         (x) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (y) Year 2000 Compliance. The Company has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its subsidiaries (or suppliers, vendors and customers) that are material to the Company's or any of its subsidiaries' business or operations may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the actions taken by the Company to date, the Company is not aware of any reason its suppliers, vendors and customers would fail to be Year 2000 Compliant (as defined). Based on the foregoing, the Company believes that all computer applications that are material to its or any of its subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Change.

         (z) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

         (aa) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

         (bb) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (cc) Industry Data. To the Company's knowledge, the industry-related data included in the Registration Statement and the Prospectus is true and accurate in all material respects.

                  Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         (dd) Forward Looking Statements. The forward looking statements included in the Registration Statement and the Prospectus reflect the good faith belief of the Company and are based on assumptions the Company believes to be reasonable.

SECTION 2.        PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

         (a) The Firm Common Shares. The Company agrees to issue and sell to the Underwriters the Firm Common Shares upon the terms set forth herein. On the basis of the representations, warranties and agreements contained herein, and upon the terms but subject to the conditions set forth herein, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the Underwriters to the Company shall be $32.30 per share.

         (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins, 885 Third Avenue, New York, New York at 9:00 a.m. New York time, on July 27, 1998 or such other time and date NMSI shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which NMSI may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, a delay as contemplated by the provisions of Section 10 hereof.

         (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements contained herein, and upon the terms but subject to the conditions set forth herein, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, up to an aggregate of 456,150 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days from the date of this Agreement upon notice by NMSI to the Company. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by NMSI and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as NMSI may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares. NMSI may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) Public Offering of the Common Shares. NMSI hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as NMSI, in its sole judgment, has determined is advisable and practicable.

         (e) Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing
Date) by wire transfer of immediately available funds to the order of the Company.

                  It is understood that NMSI has been authorized, for its own account and the accounts of the Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. NMSI, individually and not as an Underwriter, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by NMSI, in its capacity as Underwriter, by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         (f) Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to NMSI for the accounts of the Underwriters certificates for the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to NMSI for the accounts of the Underwriters, certificates for the

Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as NMSI shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as NMSI may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are released by the Underwriters for sale to the public, the Company shall delivery or cause to be delivered copies of the Prospectus in such quantities and at such places as NMSI shall reasonably request.

SECTION 3.        ADDITIONAL COVENANTS OF THE COMPANY.

The Company further covenants and agrees with each Underwriter as follows:

         (a) Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement or the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object within a reasonable period of time thereafter.

         (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission.

         (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of NMSI or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish to the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

         (e) Blue Sky Compliance. The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions designated by NMSI, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose of which the Company shall become aware, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

         (g) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement (which need not be audited) covering the twelve-month period ending June 30, 1999 that satisfies the provisions of Section 11(a) of the Securities Act.

         (h) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and The New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

         (i) Agreement Not To Offer or Sell Additional Securities. During the period of 120 days following the date of the Prospectus, the Company will not, without the prior written consent of NMSI (which consent may be withheld at the sole discretion of NMSI), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act (other than on Form S-8 or Form S-3 relating to resales of securities pursuant to registration rights in existence on the date hereof as described in the general instructions to Form S-3), in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only, with respect to executive officers and directors of the Company, if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 120 day period without the prior written consent of NMSI (which consent may be withheld at the sole discretion of NMSI).

                  NMSI, on behalf of the Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or modify the time for their performance; provided, however, that no such modification shall extend the period during which the Company must so perform without the prior consent of the Company.

SECTION 4.        PAYMENT OF EXPENSES.

                  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws, and preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, and (viii) all other fees, costs and expenses referred to in Item 14 of
Part II of the Registration Statement. Except as provided in this Section 4,
Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.        CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.

                  The obligations of the Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, if any, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date hereof, the Underwriters shall have received from each of Grant Thornton LLP, independent certified public accountants for the Company, and Ernst & Young LLP, independent public auditors for HPG, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters and their counsel, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information of the Company and its subsidiaries, and HPG contained in the Registration Statement and the Prospectus.

         (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, if any:

         (i) the Company, if required, shall have filed the Prospectus with the Commission in the manner and within the time period required by Rule 424(b)(5) under the Securities Act;

         (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the Company's knowledge, threatened by the Commission; and

         (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (c) No Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, if any, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date, if any, the Underwriters shall have received the favorable opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, counsel for the Company, dated as of such Closing Date, in substantially the form attached as Exhibit A.

         (e) Officers' Certificate. On each of the First Closing Date and the Second Closing Date, if any, the Underwriters shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer and President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c) of this Section 5, and further to the effect that:

         (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

         (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

         (iii) the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

         (f) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date, if any, the Underwriters shall have received from each of Grant Thornton LLP, independent public or certified public accountants for the Company, and Ernst & Young LLP, independent public or certified public accountants for HPG, a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be.

         (g) Debt Closing. The offering of the Notes shall close simultaneously with the offering of the Common Shares on First Closing Date.

         (h) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, if any, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         (i) Qualified Independent Underwriter Pricing Opinion. The Underwriters shall have received the pricing opinion from Raymond James & Associates, Inc., as qualified independent underwriter.

         (j) Amendment to Senior Credit Facilities. The Company, the Subsidiary Guarantors party thereto and the lenders party thereto shall have executed an amendment to the Senior Credit Facilities (as defined in the Prospectus) increasing the permitted outstanding senior subordinated indebtedness to $150,000,000, and each of the Underwriters shall have received an executed copy thereof.

         (k) Lock-Up Agreement from the Directors and Executive Officers of the Company. On the First Closing Date, the Company shall have furnished to the Underwriters agreements in the form of Exhibit B hereto from the directors and executive officers of the Company listed in

Schedule 2 attached hereto, and such agreements shall be in full force and effect on each of the First Closing Date and the Second Closing Date, if any.

         (l) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, if any, the Underwriters shall have received the favorable opinion of Latham & Watkins, counsel for the Underwriters, dated as of such Closing Date.

                  If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, if any, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6,
Section 8 and Section 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.        REIMBURSEMENT OF UNDERWRITERS' EXPENSES.

                  If this Agreement is terminated by the Underwriters pursuant to Section 5, Section 7, Section 10 or Section 11 hereof, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.        EFFECTIVENESS OF THIS AGREEMENT.

                  This Agreement shall not become effective until the later of
(i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

                  Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 8.        INDEMNIFICATION.

         (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, any such officer or employee, or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(iii) in whole or in part upon any material inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any material failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by NMSI) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of the Underwriters expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) as the first sentence of the last paragraph of text on the cover page of the Prospectus concerning the terms of the offering by the Underwriters, (B) the paragraph on the inside front cover page of the Prospectus concerning stabilization by the Underwriters and (C) in the table in the first paragraph and as the second and tenth paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (NMSI in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 9.        CONTRIBUTION.

                  If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) hereof for purposes of indemnification.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

                  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10.       DEFAULT OF ONE OR MORE OF THE UNDERWRITERS.

                  If, on the First Closing Date or the Second Closing Date, if any, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriter shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of such non-defaulting Underwriter to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, if any, as the case may be, any Underwriter shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the non-defaulting Underwriter and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 8 and Section 9 hereof shall at all times be effective and shall survive such termination. In any such case either the non-defaulting Underwriter or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

                  As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11.       TERMINATION OF THIS AGREEMENT.

                  Prior to the First Closing Date this Agreement maybe terminated by NMSI by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by The New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or The New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or state authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of NMSI is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of NMSI there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of NMSI may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 hereof shall at all times be effective and shall survive such termination.

SECTION 12.       SECTION 12.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE
                  DELIVERY.

                  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder. The provisions of Sections 3(c), 3(g), 6, 8, 9 and 11 shall survive the termination or cancellation of this Agreement.

SECTION 13.       NOTICES.

                  All communications hereunder shall be in writing and shall be mailed, hand delivered, overnight couriered or telecopied and confirmed to the parties hereto as follows:

If to NMSI:

     NationsBanc Montgomery Securities LLC
     600 Montgomery Street
     San Francisco, California 94111
     Facsimile:  415-249-5558
     Attention:  Richard A. Smith

     with a copy to:

     NationsBanc Montgomery Securities LLC
     600 Montgomery Street
     San Francisco, California  94111
     Facsimile:  (415) 249-5553
     Attention:  David A. Baylor, Esq.

     and

     Latham & Watkins
     885 Third Avenue
     New York, New York  10022
     Facsimile:  (212) 751-4864
     Attention:  Kirk A. Davenport, Esq.

If to the Company:

     Windmere-Durable Holdings, Inc.
     5980 Miami Lakes Drive
     Miami, Florida  33014
     Facsimile:  (305) 364-0635
     Attention:  Harry D. Schulman

     with a copy to:

     Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.
     1221 Brickell Avenue
     Miami, Florida  33131
     Facsimile:  (305) 579-0717
     Attention:  Paul Berkowitz, Esq.
                 Andrew J. Cosentino, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14.       SUCCESSORS.

                  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to
Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 15.       PARTIAL UNENFORCEABILITY.

                  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.       GOVERNING LAW PROVISIONS.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF ANY JURISDICTION.

SECTION 17.       GENERAL PROVISIONS.

                  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 hereof and the contribution provisions of Section 9 hereof, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

                            [Signature page follows]

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                   Very truly yours,

                                   WINDMERE-DURABLE HOLDINGS, INC.



                                   By:          /s/ Harry D. Schulman
                                      -----------------------------------------
                                              Name: Harry D. Schulman
                                              Title:   Chief Financial Officer

                  The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

NATIONSBANC MONTGOMERY SECURITIES LLC



By:        /s/ Richard A. Smith
   ------------------------------------
         Name: Richard A. Smith
         Title: Syndicate Director,
                Managing Director

RAYMOND JAMES & ASSOCIATES, INC.



By:        /s/ Donald S. Blair
   ------------------------------------
         Name: Donald S. Blair
         Title: Vice President

                                   SCHEDULE A









                                                                                  Number of
                                                                             Firm Common Shares
Underwriters                                                                   to be Purchased
------------                                                                   ---------------
NationsBanc Montgomery Securities LLC .....................................       $1,520,500
                                                                                   ---------
Raymond James & Associates, Inc. ..........................................       $1,520,500
                                                                                   ---------
         Total                                                                    $3,041,000
                                                                                  ==========

                                    EXHIBIT A

Opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

                  References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

                                    EXHIBIT B

                                LOCK-UP AGREEMENT


July 22, 1998



NationsBanc Montgomery Securities LLC
Raymond James & Associates, Inc.
c/o NationsBanc Montgomery Securities LLC
600 Montgomery Street
San Francisco, California 94111

Re: Windmere-Durable Holdings, Inc. (the "Company")

Ladies and Gentlemen:

                  The undersigned is an owner of record or beneficially of certain shares of common stock, par value $.10 per share, of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriter are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering an into underwriting agreement with the Company with respect to the Offering.

                  In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of NationsBanc Montgomery Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 120 days after the date of the Prospectus. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

                  With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.


___________________________
Printed Name of Holder


By: _______________________





___________________________
Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)

___________________________
(Social Security or Taxpayer Identification No.)

                                      B-2